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                                                                     EXHIBIT 1.1


                               KINDER MORGAN, INC.

                                  Common Stock
                           (par value $0.01 per share)

                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                 _________, 1999
Goldman, Sachs & Co.
PaineWebber Incorporated
As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Ladies and Gentlemen:

         Kinder Morgan, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom Goldman, Sachs & Co. and PaineWebber Incorporated are acting as representatives (the "Representatives"), an aggregate of 7,250,000 shares of common stock ("Stock") of the Company (the "Firm Shares") and, at the election of the Underwriters, up to 1,087,500 additional shares of Stock (the "Optional Shares") of the Company. The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares."

         The Company, Kinder Morgan Energy Partners, L.P., a Delaware limited partnership, ("KMEP"), Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C"), Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D" and, together with OLP-A, OLP-B and OLP-C, the "Operating Partnerships"), SFPP, L.P., a Delaware limited partnership ("SFPP"), Kinder Morgan Bulk Terminals, Inc., a Louisiana corporation ("KMBT"), Kinder Morgan Natural Gas Liquids Corporation, a Delaware corporation ("KMNGL Corp."), Kinder Morgan CO2, LLC, a Delaware limited liability company ("KM-LLC"),
Plantation Pipeline Company, a Delaware and Virginia corporation ("PPLC") and Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"), in its individual capacity and in its capacity as the general partner of KMEP and each of the Operating Partnerships, are collectively referred to herein as the "Kinder Morgan Entities."


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         1. The Company represents and warrants to, and agrees with, each of the
Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-78165) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

            (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit



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to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

            (d) None of the Kinder Morgan Entities has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capitalization or long-term debt of the Kinder Morgan Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or unitholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

            (e) Each of the Kinder Morgan Entities has good and marketable title (or indefeasible title in the State of Texas) in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Kinder Morgan Entities; and any real property and buildings held under lease by a Kinder Morgan Entity is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by that Kinder Morgan Entity;

            (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company was organized for the purpose of acquiring the entire equity interest in Enron Liquids Pipeline Company, the predecessor company to the General Partner, on February 14, 1997. Except as described in the Prospectus, the Company has not engaged in any business activities other than in connection with its organization, the acquisition and ownership of the General Partner and this offering. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Complete and correct copies of the Certificate of Incorporation of the Company, and all amendments thereto,

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and of the By-laws of the Company, and all amendments thereto (the "By-laws"), have been delivered to the Underwriters;

            (g) KMEP and each of the Operating Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. KMEP and each of the Operating Partnerships has all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. KMEP and each of the Operating Partnerships is duly licensed or qualified to do business and is in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Complete and correct copies of the Certificate of Limited Partnership of KMEP and each of the Operating Partnerships, and all amendments thereto, and of the Agreement of Limited Partnership of KMEP, as amended and restated (the "KMEP Agreement") and the Agreement of Limited Partnership of OLP-A, as amended and restated (the "OLP-A Agreement"), the Agreement of Limited Partnership of OLP-B, as amended and restated (the "OLP-B Agreement"), the Agreement of Limited Partnership of OLP-C, as amended and restated (the "OLP-C Agreement"), and the Agreement of Limited Partnership of OLP-D, as amended and restated (the "OLP-D Agreement" and, together with the OLP-A Agreement, the OLP-B Agreement and the OLP-C Agreement, the "Operating Partnership Agreements"), have been delivered to the Underwriters;

            (h) SFPP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. SFPP has all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. SFPP is duly licensed or qualified to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Complete and correct copies of the Certificate of Limited Partnership of SFPP and of the Agreement of Limited Partnership of SFPP, as amended and restated (the "SFPP Agreement"), and all amendments thereto have been delivered to the Underwriters;

            (i) Each of the General Partner and KMNGL Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. KM-LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. KMBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Each of the General Partner, KMNGL Corp., KM-LLC and KMBT has all necessary corporate or limited liability company power and authority, as the case may be, to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration


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Statement and the Prospectus. Each of the General Partner, KMNGL Corp., KM-LLC
and KMBT is duly licensed or qualified to do business and is in good standing as a foreign corporation or foreign limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and of the by-laws of the General Partner, KMNGL Corp. and KMBT and the limited liability agreement of KM-LLC and all amendments to such documents have been delivered to the Underwriters;

            (j) To the knowledge of the Company, each of Heartland Company ("Heartland") and Mont Belvieu Associates ("Mont Belvieu") is a general partnership duly formed and validly existing under the laws of the State of Texas and Shell CO2 Company Ltd. ("Shell CO2") is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. PPLC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. To the knowledge of the Company, each of Heartland, Mont Belvieu and Shell CO2 has all necessary partnership power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, except as would not have a Material Adverse Effect. To the knowledge of the Company, each of Heartland, Mont Belvieu and Shell CO2 is duly licensed or qualified to do business and is in good standing as a foreign partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not have a Material Adverse Effect);

            (k) The only subsidiaries (as such term is defined in the rules and regulations of the Commission under the Act and the Exchange Act) of the Company or other entities in which the Company, KMEP, the General Partner, any of the Operating Partnerships or SFPP has an equity ownership interest of 50% or more and which own assets or conduct business are those listed on Schedule II hereto;

            (l) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus. Richard
D. Kinder, Morgan Associates, Inc. ("MAI"), First Union Corporation and certain employees of First Union Corporation and its affiliates ("First Union") are the sole stockholders of the Company. The Company owns all of the issued and outstanding shares of capital stock of the General Partner; such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable;

            (m) The General Partner is the sole general partner of KMEP with a 1% general partner interest in KMEP; such general partner interest is duly authorized by the KMEP


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Agreement and was validly issued to the General Partner; and, the General
Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus);

            (n) The General Partner is the sole general partner of each of the Operating Partnerships with a 1.0101% general partner interest in each of the Operating Partnerships; such general partner interests are duly authorized by the respective Operating Partnership Agreement, and were validly issued to the General Partner; and the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus);

            (o) KMEP is the sole limited partner of each of the Operating Partnerships with a 98.9899% limited partner interest in each of the Operating Partnerships; such limited partner interests, in each of such partnerships, are duly authorized by the respective Operating Partnership Agreement, and were validly issued to KMEP and are fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Revised Limited Partnership Act (the "Delaware Act")); and KMEP owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus, including the security interest securing certain debt of the KMEP and OLP-B);

            (p) OLP-A owns all of the issued and outstanding capital stock of KMNGL Corp. and all of the issued and outstanding member interests of KM-LLC; all of such capital stock and such member interests are duly authorized, validly issued, fully paid and non-assessable; OLP-C owns all of the issued and outstanding capital stock of KMBT; all of such capital stock is duly authorized, validly issued, fully paid and non-assessable. OLP-A owns all of such capital stock of KMNGL, OLP-A owns the sole member interest of KM-LLC, and OLP-C owns all of such capital stock of KMBT, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus);

            (q) OLP-D is the sole general partner of SFPP with a 99.5% general partner interest; such general partner interest is duly authorized by the SFPP Agreement, and was validly issued to OLP-D; and OLP-D owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the


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Prospectus); Santa Fe Pacific Pipelines, Inc. (the "SF Limited
Partner") is the sole limited partner of SFPP with a 0.5% non-voting, limited partner interest; such limited partner interest is duly authorized by the SFPP Agreement, and validly issued to the SF Limited Partner and fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Act);

            (r) OLP-A is a general partner of Heartland with a 50% general partner interest in Heartland and is an owner of PPLC with a 51% interest in PPLC. KMNGL Corp. is a general partner of Mont Belvieu with a 50% general partner interest in Mont Belvieu, and KM-LLC is a limited partner of Shell CO2, with a 20% limited partner interest in Shell CO2; such general partner interests and such limited partner interests are duly authorized by the respective partnership agreements of Heartland, Mont Belvieu and Shell CO2, and were validly issued by each of Heartland, Mont Belvieu and Shell CO2, respectively, and in the case of such limited partner interests, are fully paid and non-assessable (except as such non-assessability may be affected by certain provisions of the Delaware Act); and, OLP-A and KMNGL Corp. own such general partner interests in Heartland and Mont Belvieu, respectively, and KM-LLC owns such limited partner interest, free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus);

            (s) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (t) The Company has all necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof;

            (u) The issue and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement, the consummation of the transactions contemplated herein and the application by the Company of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Kinder Morgan Entities is a party or by which any of the Kinder Morgan Entities is bound or to which any of the property or assets of the Kinder Morgan Entities are subject, nor will such action result in any violation of the provisions of the certificate of incorporation, by-laws, partnership agreement or other organizational documents, as the case may be, of any of the Kinder Morgan Entities or any statute or any order, rule or regulation of


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any court or governmental agency or body having jurisdiction over any of the
Kinder Morgan Entities or any of the properties of any such entities, except where such occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any of the Kinder Morgan Entities or any of the properties of such entities is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (v) None of the Kinder Morgan Entities is (a) in violation of its certificate of incorporation, by-laws, partnership agreement or other organizational documents, as the case may be, or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations and defaults as would not have a Material Adverse Effect;

            (w) The statements set forth in the Prospectus under the caption "Description of Our Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock of the Company and the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (x) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending, or, to the knowledge of the Company, threatened, to which any of the Kinder Morgan Entities is a party or of which any property of any Kinder Morgan Entity is the subject which, if determined adversely to the respective Kinder Morgan Entity, would individually or in the aggregate have a Material Adverse Effect;

            (y) Neither the Company nor the General Partner is, nor after giving effect to the offering and sale of the Shares will be, (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company," a person "controlled by" an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (z) Arthur Andersen LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of the Kinder Morgan Entities, and in the case of PricewaterhouseCoopers LLP, who has also certified certain financial statements of SFPP, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (aa) The Company has reviewed its operations and that of its subsidiaries to


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evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company does not believe that the Year 2000 Problem would have a Material Adverse Effect, or result in any material loss or interference with their business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

            (bb) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of stock of the Company pursuant to its Certificate of Incorporation or other governing documents or any agreement or other instrument to which the Company is a party or by which the Company may be bound except as described in the Prospectus. The offering and sale of Shares as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Stock or other securities of the Company. Except for certain grants made under the Company's 1999 Stock Awards Plan, there are no outstanding options or warrants to purchase any Shares or other securities of the Company;

            (cc) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and KMEP as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and KMEP for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company and KMEP are required by the Act, the Exchange Act or the rules and regulations of the Commission under such acts to be included in the Registration Statement or the Prospectus. The statements included in the Registration Statement with respect to the accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects; and

            (dd) The Company and the General Partner maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not


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jointly, to purchase from the Company, at a purchase price per share of
$________, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,087,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. Certificates for the Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on _______, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree


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upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Andrews & Kurth L.L.P. at 600 Travis, Suite 4200, Houston, Texas 77002 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 12:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

            (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus not to directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) as contemplated by the Prospectus in connection with the acquisition of assets, businesses or the capital stock or other ownership interests of businesses by any of the Kinder Morgan Entities in exchange for any securities of the Company that are substantially similar to the Shares, if the recipient(s) of such securities agree(s) not to offer, sell, contract to sell, or otherwise dispose of during such lock-up period any of such securities received in connection with such acquisition(s) and (ii) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

            (f) To furnish to its stockholders as soon as reasonably practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as reasonably practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

            (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

            (k) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) any filing fees and expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, but not including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) any filing fees in connection with securing any required review by the National Association of

Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing the stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Andrews & Kurth L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs (i) (insofar as it relates to the due formation and good standing of the Company in Delaware and the Company's power and authority to conduct its business as described in the Registration Statement and the Prospectus, as amended or supplemented), (xiii), (xvi) (insofar as it relates to the statements set forth in the Prospectus under the caption "Underwriting") and (xxii) of subsection (c) below and a letter substantially similar to the letter required to be delivered by Bracewell & Patterson, L.L.P. pursuant to subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Bracewell & Patterson, L.L.P., counsel for the Company shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the collective effect that:

                (i) Each of the Company, the General Partner, KMEP, OLP-A, OLP-B, OLP-C, OLP-D and SFPP has been duly incorporated or formed, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of incorporation and each such entity has the partnership or corporate power and authority, as the case may be, to conduct its business as described in the Registration Statement and the Prospectus, as amended or supplemented. To the knowledge of such counsel after due inquiry, each of such entities is duly qualified to do business and is in good standing as a foreign corporation or foreign limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except in the case where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

                (ii) The General Partner is the sole general partner of KMEP with a 1% general partner interest in the KMEP; such general partner interest is duly authorized by the KMEP Agreement and was validly issued to the General Partner; and, to the knowledge of such counsel after due inquiry, the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus, as amended or supplemented);

                 (iii) The General Partner is the sole general partner of each of the Operating Partnerships with a 1.0101% general partner interest in each of the Operating Partnerships; such general partner interests are duly authorized by the respective Operating Partnership Agreements and were validly issued to the General Partner; and to the knowledge of such counsel after due inquiry, the General Partner owns such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus, as amended or supplemented, and except as provided in the Operating Partnership Agreements);

                (iv) OLP-D is the sole general partner of SFPP with a 99.5% general partner interest in SFPP; such general partner interest is duly authorized by the SFPP Agreement and was validly issued to OLP-D; and to the knowledge of such counsel after due inquiry, OLP-D owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Registration Statement or the Prospectus, as amended or supplemented, or the OLP-D Agreement); the SF Limited Partner is the sole limited partner of SFPP with a 0.5% non-voting, limited partner interest in SFPP; and such limited partner interest is duly authorized by the SFPP Agreement and was validly issued to the SF Limited Partner;

                (v) At the Time of Delivery after giving effect to the issuance of the Firm Shares, to the knowledge of such counsel after due inquiry, the capitalization of the Company will consist of 40,000,000 Shares (41,087,500 Shares if all of the Optional Shares are issued); to the knowledge of such counsel after due inquiry, such Shares will be the only equity interests of the Company that are issued and outstanding at the applicable Time of Delivery; all of such Shares of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Our Capital Stock" as amended or supplemented;

                (vi) KMEP is the sole limited partner of each of the Operating Partnerships with a 98.9899% limited partner interest in each of the Operating Partnerships; such limited partnership interests, in the case of each of the Operating Partnerships, are duly authorized by the respective Operating Partnership Agreements, were validly issued to KMEP and are fully paid and non-assessable (except as non-assessability may be affected by certain provisions of the Delaware Act); and, to the knowledge of such counsel after due inquiry, KMEP owns such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims (i) as are not, individually or in the aggregate, material to such ownership
         (ii) as described in the Registration Statement or the Prospectus, as amended or supplemented, or (iii) arising out of the pledge by KMEP of the limited partner interests of the Operating Partnerships to secure certain indebtedness of KMEP and OLP-B);

                (vii) None of the Shares, when paid for by the Underwriters in accordance with the terms of this Agreement, will be subject to any preemptive or similar right under (i) the Delaware General Corporation Law (the "DGCL") or (ii) any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement or the Prospectus and pursuant to the Company's 1999 Stock Awards Plan, to the knowledge of such counsel after due inquiry, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Shares or share of capital stock of the Company to any person or any security or other instrument that by its terms is convertible into, exercisable for and exchangeable into Shares.

                (viii) No consent, approval, authorization, order, registration or qualification of or with any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, the DGCL or the Delaware Act for the issue and sale of the Shares being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or by the By-laws and rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters;

                (ix) To the knowledge of such counsel after due inquiry, there are no contracts or other documents of a character required to be filed as an exhibit to the

         Registration Statement as amended or supplemented that are not filed as required;

                (x) To the knowledge of such counsel after due inquiry, except as disclosed in the Registration Statement or the Prospectus, as amended or supplemented, no person or entity has the right to require the registration under the Act of Shares or other securities of the Company by reason of the filing or effectiveness of the Registration Statement, which has not been waived;

                (xi) Upon delivery of the certificates evidencing the Shares against payment therefor as provided in this Agreement, the Underwriters will acquire the Shares free of all adverse claims (as such term is defined in Section 8-302 of the Uniform Commercial Code as in effect in the State of Texas (the "UCC")), assuming (i) the Underwriters are acting in good faith, (ii) the Underwriters have no notice of any adverse claim (as such term is used in Section 8-302 of the UCC) and (iii) the certificates evidencing the Shares are registered in the names of the Underwriters or endorsed to the Underwriters or nominees of the Underwriters;

                (xii) To the knowledge of such counsel after due inquiry and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Kinder Morgan Entities or any of its subsidiaries is a party or of which any property of the Kinder Morgan Entities or any of its subsidiaries is the subject which, if determined adversely to the Kinder Morgan Entities or any of its subsidiaries, would individually or in the aggregate reasonably expected to have a Material Adverse Effect;

                (xiii) This Agreement has been duly authorized, executed and delivered by the Company;

                (xiv) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated including the use of proceeds of the sale of the Shares) will not (a) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the certificate of incorporation, by-laws or other formation document, as applicable, of any of the Kinder Morgan Entities, (c) breach or otherwise violate an existing obligation of any of the Kinder Morgan Entities under any court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States, the laws of the State of Texas, the DGCL or the Delaware Act;

                (xv) To the knowledge of such counsel after due inquiry, none of the Kinder Morgan Entities are in violation of their partnership agreement, certificate of incorporation, by-laws or other formation documents, as applicable, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement to which any of the Kinder Morgan Entities is a party or by which any of them or any of their properties may be bound, which violation or default would reasonably be expected to have a Material Adverse Effect;

                (xvi) The statements set forth in the Prospectus under the captions "Business of Kinder Morgan Energy Partners--Regulation," "Description of Our Capital Stock," and "Shares Eligible for Future Sale" insofar as they purport to constitute a summary of, as applicable, the provisions of federal law and the DGCL and the Restated Certificate of Incorporation, Restated Bylaws, Registration Rights Agreement and Rights Agreement, in each case, accurately presents and summarizes in all material respects the matters described therein;

                (xvii) The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

                (xviii) The Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated thereby. The issuance and sale by the Company of the Shares to the Underwriters pursuant to this Agreement has been duly authorized by all necessary corporate action; and the Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable;

                (xix) The Registration Statement and the Prospectus and any further amendment and supplements thereto made by the Company prior to the applicable Time of Delivery (other than, in each case, the financial statements and schedules included therein, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder;

                 (xx) Neither the Company nor the General Partner is (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (b) an "Investment Company" or an entity "controlled" by an "Investment Company," as such terms are defined in the Investment Company Act;

                (xxi) Each of KMEP and SFPP and each of the Operating Partnerships is classified as a partnership for federal income tax purposes; and

               (xxii) The Registration Statement was declared effective under the Act by the Commission and to the knowledge of such counsel after due inquiry, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated. Any required filing of the Prospectus relating to the sale of the Shares pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

         Such counsel shall also deliver a letter to the effect that they have participated in conferences with officers and other representatives of the Company, representatives of the Company's accountants, representatives of the Underwriters and counsel for the Underwriters at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company and others, no facts have come to their attention that have caused them to believe that the Registration Statement (other than the financial statements and related schedules and other financial data, as to which such counsel need not comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial data contained therein, as to which such counsel need not comment), as of the date of such Prospectus or as of the date of such letter, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such letter may state that, because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement and the Prospectus, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraphs (v) and (xvi) of this Section 7(c)), and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); and that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and related schedules included in the Registration Statement or the Prospectus or the exhibits to the Registration Statement, and they have not examined the financial or other records from which such financial statements and related schedules and other financial data contained therein were derived. Such counsel also may state that, although certain portions of the Registration Statement (including financial statements and related schedules) have been included therein on the authority of "experts" within the meaning of the Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and related schedules and other financial data contained therein.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than federal law, Texas law, the DGCL and the Delaware Act.

            (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included in the Registration Statement shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as you may reasonably request;

            (e) (i) None of the Kinder Morgan Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the partners' capital or capital stock, as applicable, or long-term debt of the Company or any of the other Kinder Morgan Entities, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or unitholders' equity or results of operations of the Company or any of the other Kinder Morgan Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Kinder Morgan Entities' debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Kinder Morgan Entities' debt securities or preferred stock;

            (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's or in KMEP's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York or Texas State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

            (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from Richard D. Kinder, Morgan Associates, Inc., First Union

Corporation and certain employees of First Union Corporation and its affiliates, and each of the Company's executive officers substantially to the effect set forth in subsection 5(e) hereof in form and substance satisfactory to you; except that the applicable periods shall be two years for Richard D. Kinder and Morgan Associates, Inc. and one year for First Union Corporation and for certain employees of First Union Corporation and its affiliates rather than the 180 days set forth in subsection 5(e) hereof.

            (j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

            (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

            (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Kinder Morgan Entities under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Sections 7(b), 7(g) or 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs &Co. on behalf of you as the Representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls any of the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                         Very truly yours,

                                         KINDER MORGAN, INC.


                                         By:
                                              Richard D. Kinder
                                              Chairman of the Board and Chief
                                              Executive Officer



Accepted as of the date hereof:


Goldman, Sachs & Co.
PaineWebber Incorporated




By:
    (Goldman, Sachs & Co.)

     On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                     MAXIMUM
                                                                    NUMBER OF
                                           NUMBER OF FIRM        OPTIONAL SHARES
                                            SHARES TO BE          WHICH MAY BE
                                             PURCHASED              PURCHASED
                                           --------------        ---------------

Goldman, Sachs & Co......................  $
PaineWebber Incorporated.................
         Total...........................

                                   SCHEDULE II

         List of subsidiaries (as such term is defined in the rules and regulations of the Commission under the Act and the Exchange Act) of the Company or other entities in which the Company, the General Partner, KMEP, any of the Operating Partnerships or SFPP, L.P. has an equity ownership interest of at least 50% and which owns assets or conducts business:

         Heartland Company
         Mont Belvieu Associates
         Kinder Morgan Energy Partners, L.P.
         Kinder Morgan G.P., Inc.
         Kinder Morgan CO2, LLC
         Kinder Morgan Natural Gas Liquids Corporation
         Kinder Morgan Bulk Terminals, Inc.
         Kinder Morgan Operating L.P. "A"
         Kinder Morgan Operating L.P. "B"
         Kinder Morgan Operating L.P. "C"
         Kinder Morgan Operating L.P. "D"
         Plantation Pipe Line Company
         River Consulting, Inc.
         SFPP, L.P.
         Western Plant Services, Inc.

                                                                         ANNEX I


         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiary (the "Company") and Kinder Morgan Energy Partners, L.P. (the "Partnership") within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements of the Company and the Partnership for the periods specified in such letter;

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and on the basis of specified procedures including inquiries of officials of the Company and the Partnership who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vii)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Partnership for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Partnership's Annual Reports on Form 10-K for such fiscal years;

                (v) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company as of and for the year ended December 31, 1998, the period from February 14, 1997 to December 31, 1997, the period from January 1, 1997 to February 14, 1997, and the year ended December 31, 1996 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such periods.

               (vi) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 402, respectively, of Regulation S-K;

               (vii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and the Partnership, inspection of the minute books of the Company and the Partnership since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Partnership responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) (i) the unaudited consolidated statements of
                    income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                         (B) any other unaudited income statement data and
                    balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                         (C) the unaudited financial statements which were not
                    included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                         (D) as of a specified date not more than five days
                    prior to the date of
                    such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and the Partnership, or any decreases in consolidated net current assets or stockholders' or unitholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (E) for the period from the date of the latest
                    financial statements included in the Prospectus to the specified date referred to in clause (D) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

             (viii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and the Partnership, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Partnership and have found them to be in agreement.